ABLEAUCTIONS.COM, INC.

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No 1)
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ X]

Preliminary Proxy Statement

[    ]

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[    ]

Definitive Proxy Statement

[    ]

Definitive Additional Materials

[    ]

Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12

ABLEAUCTIONS.COM, INC. Name of the Registrant as Specified In Its Charter
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box): [X] No fee required. [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:  Not applicable

(2)  Aggregate number of securities to which transaction applies: Not applicable

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): Not applicable

(4)  Proposed maximum aggregate value of transaction: Not applicable

(5)  Total fee paid: Not applicable

[ ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Amount Previously Paid: Not applicable Form, Schedule or Registration Statement No.: Not applicable Filing Party: Not applicable Date Filed: Not applicable

<Pg#>

<EDGAR Document Name>

<Delivery Date>

<EDGAR Document Number>

ABLEAUCTIONS.COM, INC.

2042 - 112th Street

Tacoma, Washington  98444-1537

May 1, 2002

Dear Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Ableauctions.com, Inc. (the “Company”) to be held at 1:00 p.m. (PST) on Thursday, June 27, 2002, at The Semiahmoo Inn, 9565 Semiahmoo Parkway, Blaine, Washington, 98230.

In addition to the items set forth in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, we will report on current activities of the Company and will provide you with an opportunity to discuss matters of interest to you as a stockholder.

We sincerely hope that you will be able to attend our Annual Meeting.  However, whether or not you plan to attend, please sign, date, and promptly return the enclosed proxy to ensure that your shares are represented.

On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in Ableauctions.com, Inc.

Very truly yours,

/s/ Abdul Ladha

ABDUL LADHA

PRESIDENT AND CHIEF EXECUTIVE OFFICER

ABLEAUCTIONS.COM, INC.

_____________________________________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 1, 2002

______________________________________________________

To the Stockholders:

The Annual Meeting of Stockholders of Ableauctions.com, Inc. will be held at 1:00 p.m. (PST) on Thursday, June 27, 2002 at The Semiahmoo Inn, 9565 Semiahmoo Parkway, Blaine, Washington, 98230, for the following purposes:

1.

To elect four directors, each to a one year term;

2.

To ratify the selection of Morgan & Company, Chartered Accountants, as the independent auditor for Ableauctions.com, Inc.;

3.

To approve the 3-for-1 combination of the authorized and issued share capital of the Company and following the stock combination, the increase of the authorized share capital of the Company to One Hundred Million (100,000,000) shares of common stock;

4.

To approve conversion of the Ableauctions Deferred Consideration Notes into shares of common stock of the Company at $1.43 per share;

5.

To approve the change of the Company’s name to “Ableauctions, Inc.”; and

6.

To transact any other business that may properly come before the meeting.

Only stockholders of record at the close of business on Monday, April 8, 2002 are entitled to notice of, and to vote at, the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Abdul Ladha

Abdul Ladha

President and CEO

May 1, 2002

IMPORTANT

Whether or not you plan to attend the meeting, please sign, date, and return promptly the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.  Promptly signing, dating, and returning the proxy will save the Company the additional expense of further solicitation.

ABLEAUCTIONS.COM, INC.

ableauctions.com, inc.

1963 Lougheed Highway

Coquitlam, British Columbia, Canada

V3K 3T8

_______________________________________________________

PROXY STATEMENT

_______________________________________________________

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Ableauctions.com, Inc. (“Ableauctions.com” or the “Company”) to be voted at the 2002 Annual Meeting of Stockholders of the Company to be held at 1:00 p.m. (PST) on Thursday, June 27, 2002.  Stockholders who sign proxies may revoke them at any time before their exercise by delivering a written revocation to the Secretary of the Company, by submission of a proxy with a later date, or by voting in person at the meeting.  These proxy materials, together with the Company’s annual report on Form 10-KSB to stockholders, are being mailed to stockholders on or about May 17, 2002.

A copy of the Annual Report on Form 10-KSB of the Company for the fiscal year ended December 31, 2001 (the "2001 Fiscal Year"), including financial statements, is being mailed concurrently herewith (on or about May 17, 2002) to all shareholders of record at the close of business on April 8, 2002.  The Annual Report does not constitute a part of the proxy solicitation material for the Annual Meeting.

VOTING SECURITIES

Only shareholders of record at the close of business on April 8, 2002 are entitled to vote at the Annual Meeting.  The total number of shares of common stock (the "Common Stock") of the Company issued, outstanding and entitled to be voted on the record date was 25,127,020 shares.  Each of such shares of Common Stock is entitled to one vote upon all matters to be acted upon at the Annual Meeting.  The holders of a majority of the outstanding votes (i.e., 12,563,511 votes) shall constitute a quorum, which is necessary for the transaction of business at the Annual Meeting.  In accordance with the Company's Articles of Incorporation and By-laws, and applicable law, the election of directors shall be by a plurality of the votes cast, and the ratification of the Board of Directors' selection of auditors shall be by a majority of the votes cast.

PROPOSAL 1:

ELECTION OF DIRECTORS

The Board of Directors will consist of four (4) members.  Directors are elected for a one-year term.

The following persons have been nominated to serve as directors of the Company:

1.

Abdul Ladha

2.

Barrett Sleeman

3.

Dr. David Vogt

4.

Michael Boyling

All of the nominees currently serve on the Company’s Board of Directors.  Each nominee has been nominated to serve as a director for a term of one year or until his successor is elected and qualified.

Unless a stockholder indicates otherwise, each signed proxy will be voted for the election of these nominees.

Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that the proxies will be voted for the election of another nominee to be designated by the Board of Directors to fill any vacancy.

The candidates elected are those receiving the largest number of votes cast by the shares entitled to vote in the election, up to the number of directors to be elected.  Shares held by persons who abstain from voting on the election and broker “non-votes” will not be counted in the election.

Nominees for Election

Abdul Ladha, Age 40

Abdul Ladha has been a director, President, and Chief Executive Officer of the Company since August 24, 1999.  In addition, Mr. Ladha is President of all of the Company’s wholly owned subsidiaries.  Mr. Ladha holds an honors degree in Electrical Engineering and Mathematics from the University of British Columbia (UBC).  In 1985, he founded Dexton Enterprises Inc., a subsidiary of Dexton Technologies Corporation, which was a company engaged in the business of (a) the development and provision of web-based business solutions to small to mid-size retail and business-to-business customers, and (b) the marketing and sale of personal computer hardware and network systems to corporate and retail customers, as well as computer training and after-sales upgrade and support services.  Mr. Ladha was President, Chief Executive Officer, and a director of Dexton Technologies from December 1994 to July 2001.  In 1997, Dexton Technologies acquired Able Auctions (1991) Ltd., which Dexton sold to the Company on August 24, 1999.

Mr. Ladha is the Executive Director of CITA – The Canadian Institute for Technological Advancement, a non-profit organization dedicated to developing Canada’s technological entrepreneurs sponsored by the UBC, Simon Fraser University (SFU), the World Trade Centre, Ernst & Young, and some 60 corporations and institutions.

Barrett E.G. Sleeman, P.Eng., Age 61

Barrett Sleeman, a director of the Company since August 24, 1999, is a professional engineer. He has also been a director of Crystal Graphite Corporation, a graphite property development company, since February 1999. From April 1997 to September 2001, he was a director of Dexton Technologies Corporation, a technology company.  From May 1988 to May 2000, he was a director and the President of Omicron Technologies Inc., whose focus is the acquisition, research and development, and marketing of leading edge technologies for the aerospace, telecommunications, defense, and consumer electronics industries, as well as Internet-based business concepts.  Mr. Sleeman also served as a director of Java Group Inc., currently an oil and gas company, from November 1997 to March 2000.  Mr. Sleeman was also President (October 1996 to October 1997) and a director (August 1996 to October 1997) of White Hawk Ventures Inc., and President (August 1995 to April 1997) and a director (March 1995 to January 1998) of International Bravo Resources Inc., both mining exploration companies.

Dr. David Vogt, Age 45

Dr. David Vogt, a director of the Company since April 17, 2000, is a scientist and knowledge engineer.  An astronomer by training, he was Director of Observatories at the University of British Columbia in Canada from 1980 to 1992 before becoming Director of Science at Science World, Western Canada’s largest public science center.  With the development in 1993 of a “virtual science center” to support educational outreach, Dr. Vogt shifted his focus to explore the creation of knowledge using new media technologies.  Dr. Vogt is a founding executive of Brainium.com, an innovative online educational publishing company.  Brainium.com pioneers new media learning products for the kindergarten to Grade 12 market.  The award winning “Science Brainium”, located at www.brainium.com, is an online intermediate science resource currently reaching 7,000 schools internationally.  Dr. Vogt has been Vice President Business Development of Brainium Technologies Inc. since 1996.

Dr. Vogt combined undergraduate degrees in Physics and Astronomy (UBC 1977) and English Literature (UBC 1978) into an interdisciplinary Ph.D. (SFU 1990) in information science and archaeoastronomy. Dr. Vogt was also founding director of the B.C. Shad Valley Program, Chairman of the CBC’s Advisory Committee on Science and Technology, and a founding member of the SchoolNet National Advisory Board.

Dr. Vogt’s professional associations include membership on the Software and Information Industry Association (SIIA) Content Board and sub-committee on Distance Learning, a technology planning committee for Ronald McDonald Houses International, the Education Committee for the Vancouver Foundation, the B.C. government’s Information Technology Advisory Board, and the Board for Science World.

Michael Boyling, Age 45

Mr. Boyling is the President of Boyling, Feltham, Rogers & Associates Inc. (BFR), which is an insurance and financial services company based in Vancouver, British Columbia and has offices in Edmonton, Alberta, Calgary, Alberta and Winnipeg, Manitoba.  BFR’s business focuses on providing insurance and financial services to high net worth individuals and medium sized companies.  Michael Boyling has played a major role in the development and growth of this company.  Through his three-year tenure as director and President, BFR has grown from annual revenue of CDN$500,000 to annual revenue in excess of CDN$5,000,000.

He served with the Canadian Military (Army) from the age of 17 to the age of 38.  Since his retirement from military service, he has been self-employed in the financial industry.

Mr. Boyling also owns West Coast Global Equity/Ventures Inc., an international consulting company whose main focus is international financing and investing.  He has worked as a consultant and broker with a foreign government and international construction companies arranging equity and debt financing.

Mr. Boyling draws on his experience from his time spent in the insurance and financial services industry with two international insurance companies, where he occupied positions of Regional and International Sales Manager.

The Board of Directors recommends a vote FOR each of the nominees as a director.

BOARD COMMITTEES

Audit Committee

On April 19, 2002, we established a new Audit Committee.  The Audit Committee of the Board of Directors reviews our internal accounting procedures and consults with and reviews the services provided by our independent auditors.  The Audit Committee consists of directors who are not employees of the Company and other persons selected by the Board who are, in the opinion of the Board of Directors, free from any relationship that would interfere with their exercise of independent judgment as Audit Committee members.  Messrs. Barrett Sleeman, Dr. David Vogt and Michael Boyling are members of the Audit Committee and are independent in accordance with Section 121(A) of the listing standards of the American Stock Exchange.

The Audit Committee is responsible for reviewing our financial reporting procedures and internal controls, the scope of annual and any special audit examinations carried out by our auditors, the performance of our auditors, systems and controls established to comply with financial regulatory requirements and our annual financial statements before they are reviewed and approved by our Board of Directors.  Such reviews are carried out with the assistance of our auditors and our senior financial management.  The Audit Committee adopted, and the Board of Directors approved, an Audit Committee Charter, consistent with SEC policy, outlining its policy and procedures for the exercise of its oversight responsibilities on January 1, 2001.  The Audit Committee Charter is attached to this proxy statement as Appendix A.

Report of Audit Committee

April 21, 2002

To the Board of Directors of Ableauctions.com, Inc.:

In accordance with its written charter adopted by the Board of Directors on January 1, 2001, the Audit Committee of the Board (the "Committee") assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company.

We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001.

We have discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have received and reviewed the written disclosures and letter from the independent auditors required by Independence Standard No. 1, Independent Discussions with Audit Committees, as amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2001.

Barrett Sleeman

Dr. David Vogt

Michael Boyling

Our Appointment of Morgan & Company, Chartered Accountants as Auditor

On February 12, 2002, Shikaze Ralston Tam Kurozumi, Chartered Accountants (the “Former Auditor”) resigned as our independent auditor.  None of the Former Auditor’s reports for the past year ended December 31, 2000 or thereafter contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principle.  We engaged Morgan & Company, Chartered Accountants as our independent auditor on February 12, 2002.  Our decision to change auditor was approved by our Board of Directors.

During our fiscal year ended December 31, 2000, and through the date of this proxy statement, there were no disagreements with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of the Former Auditor would have caused it to make reference thereto in its report on the financial statements for such year.  Our decision to change auditor was approved by our Board of Directors.

During the fiscal year ended December 31, 2000, and through the date of this proxy statement, the Former Auditor did not advise us with respect to any of the matters described below:

(a)

lack of internal controls necessary for us to develop reliable financial statements;

(b)

any information that has come to the attention of our auditor that has led it to no longer be able to rely on management’s representations or that has made it unwilling to be associated with the financial statements prepared by management; or

(c)

any need to expand significantly the scope of our auditor’s audit or information that has come to our auditor’s attention during the financial year prior to and preceding the change in our independent auditor that, if further investigated, would:

(i)

materially impact the fairness or reliability of the previously issued audit report or the financial statements issued or covering that period; or

(ii)

cause our auditor to become unwilling to rely on management’s representations or that has made it unwilling to be associated with our financial statements, or due to the replacement of the Former Auditor or any other reason, our auditor did not so expand the scope of the audit or conduct such further investigation; or

(d)

any information that has come to the Former Auditor’s attention that has led it to conclude that such information materially impacts the fairness or reliability of the audit reports or the financial statements issued covering the two financial years prior to and preceding the change in our independent auditor (including information that, unless resolved, to the satisfaction of such auditor, would prevent it from rendering an unqualified audit report on those financial statements) and due to the replacement of the Former Auditor or any other reason, any issue has not been resolved to such auditor’s satisfaction prior to the Former Auditor’s replacement.

Audit Fees

The following table sets forth fees billed or expected to be billed to the Company by Morgan & Company and the Former Auditor for: 1) services rendered for the audit of the Company's annual financial statements for fiscal year 2001 and review of quarterly financial statements, 2) services rendered during fiscal year 2001 for provision of any financial information systems design and implementation, and 3) all other fees for services rendered during fiscal year 2001.  The Audit Committee has considered whether the provision of services for non-audit services is compatible with Morgan & Company’s independence.

Audit Fees

Approx. $32,000 (Morgan & Company)

$22,597 (Shikaze Ralston Tam Kurozumi)

Financial Information Systems Design

  and Implementation Fees

Nil

All Other Fees (review of Forms 10-QSB)

$7,748 (Shikaze Ralston Tam Kurozumi)

Board and Committee Meetings

During 2001, the Board of directors held one telephonic meeting.  Each director attended 100% percent of all Board meetings and meetings of Committees on which they served.  During 2001, the Board of directors passed nine sets of resolutions by written consent in lieu of holding meetings.  All directors, during their respective terms, voted on the consent resolutions in lieu of Board meetings and meetings of committees on which they served.  The Audit Committee held one meeting in 2001.

Compensation of the Board of Directors

The Company’s directors did not receive any compensation in their capacity as directors during the last fiscal year.

Each director is eligible to participate in the Company’s 1999 Incentive Stock Option Plan.  See “Executive Compensation” below for a description of the Plan.

Executive Officers and Key Employees of the Company

In addition to the directors who also serve as executive officers, the following persons currently serve as executive officers and key employees of the Company and its material subsidiaries:

Ron Miller, C.A., C.B.V. – Vice-President and Chief Financial Officer

Mr. Miller joined Ableauctions.com on August 1, 2000 and assumed the role of Vice President of Operations and CFO.  He is a Chartered Business Valuator and Chartered Accountant.  He was a supervisor of the Business Valuation Group at Coopers & Lybrand from 1988 to 1991, a partner at Shikaze Ralston, Chartered Accountants from 1993 to 1998, a partner at Miller Teasley, a business valuator and mergers & acquisitions advisor, and most recently, the Chief Financial Officer of Compec Industries, a large multi-national public plastics company.

<Pg#>

<EDGAR Document Name>

<Delivery Date>

<EDGAR Document Number>

ABLEAUCTIONS.COM, INC.

Jeremy Dodd – Secretary-Treasurer and Chief Operating Officer

Jeremy Dodd was appointed the Company’s Secretary and Treasurer on September 15, 1999.  He began his career with Able Auctions Liquidators Limited in 1986.  Five years later, he bought Able Auctions Liquidators Limited and formed Able Auctions (1991) Ltd., where he served as President from November 1993 to April 1998 and Secretary and a director from July 1991 to April 1998.  In March 1998, he sold Able Auctions (1991) Ltd. to Dexton Technologies Corporation and has directed Able Auctions (1991)’s operations and its transition to becoming an Internet broadcaster of auctions.  Mr. Dodd was appointed Vice President of Operations of Able Auctions (1991) Ltd. on August 24, 1999.  Mr. Dodd is an auctioneer and bailiff by trade and has conducted over 1,000 live auctions from Montreal to San Francisco.

Randy Ehli – Vice-President

Randy Ehli is a third generation auctioneer with over 24 years of experience in conducting auto auctions, personal property and major consignment auctions.  He graduated from the Reish World Wide College of Auctioneering in 1980, the Auction Marketing Institute in 1993, and AMI’s appraisal program in 1997.  Mr. Ehli was President of Ehli’s Commercial/Industrial Auctions in Tacoma, Washington until May 2000, when he sold all of the shares of Ehli’s Auctions to Ableauctions.com (Washington) and was appointed its Vice-President, Northwest Auctions.  He was appointed Vice-President of Ableauctions.com (Washington) on March 12, 2001.

Mr. Ehli was formerly the president of the Washington Auctioneer’s Association; Sales and Marketing Executives of Tacoma; P.R.I.D.E., which runs one of the largest charity auctions in Tacoma, Washington; Clear Lake Homeowners’ Association, which had 1500 members; and Tanglewilde Park Association.  In addition, Mr. Ehli developed one of the first auction software packages (Auctionware) in 1982, and Ehli’s Auctions was one of the first auction companies to begin using the Internet to advertise auctions.

Dan Bouchard – Vice-President, U.S. Operations

Since the early 1980s, Dan Bouchard co-founded or was employed by companies that were predecessors of Able Auctions (1991) Ltd.  In 1991, Mr. Bouchard co-founded Able Auctions (1991) Ltd. with Jeremy Dodd, Ableauctions.com’s Secretary and Chief Operating Officer.  Mr. Bouchard was President of Able Auctions (1991) from May 1991 to November 1993.  Since 1993, Mr. Bouchard has been President of Trident Management (1993) Ltd., which is a management company specializing in shopping centre leases and which manages 14 Trident Keymart locations in major shopping centers in western Canada.  In 1996, Mr. Bouchard founded Trident Vending Corp., which supplies Canada Post Corporation with stamp vending machines, and Bouchard Management Inc., which is a management company that provides retail and general business consulting services to various companies such as Able Auctions (1991) and Canada Post Corporation.

Brett Johnston – Vice-President, California Operations

Brett Johnston has been an independent business owner for 20 years.   In July 2000, the Company acquired Johnston’s Surplus Office Supplies Ltd., a company located in Vancouver, British Columbia of which Brett Johnston was a major shareholder, director and officer.  Management of the Company asked Mr. Johnston to relocate to California to start up operations there.  As the former owner or partner in 20 diverse businesses, Mr. Johnston has developed a wide range of business skills and experience.  Mr. Johnston has twice been nominated for the prestigious Entrepreneur of the Year Award in recognition of his abilities with business start-ups.  Mr. Johnston’s university education is in Forest Engineering and Economics.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of April 8, 2002, regarding the beneficial ownership of the Company’s common stock by any person known to the Company to be the beneficial owner of more than 5% of the outstanding common stock, by directors and certain executive officers, and by all directors and executive officers of the Company as a group.

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class(1)
The Ladha (1999) Family Trust, +5% shareholder (2) Vallis Building, P.O. Box H.M. 247 Hamilton, HM AX, Bermuda	5,793,275	23.06%
Eurosil Limited, + 5% shareholder 2001 Central Plaza 18 Harbour Road Wanchai, Hong Kong	2,033,000	8.09%
Spyglass Financial Ltd., +5% shareholder P.O. Box CB 13004 Nassau, Bahamas	1,843,444	7.34%
Abdul Ladha, Director and Executive Officer 7797 Jensen Place Burnaby, B.C., Canada, V5A 2A7	500,000(3)	1.95%
Barrett Sleeman, Director P.O. Box 18111 2225 West 41st Avenue Vancouver, B.C., Canada, V6M 4L3	40,000(4)	*
Dr. David Vogt, Director 3771 West 15th Avenue Vancouver, B.C., Canada, V6R 2Z7	Nil	-
Michael Boyling 95 – 5900 Ferry Road Ladner, B.C. V4K 5C3	Nil	-
Ron Miller, Executive Officer 3260 Springhill Place Richmond, B.C., Canada, V7E 1X2	Nil	-
Jeremy Dodd, Executive Officer 11824 189 B Street Pitt Meadows, B.C., Canada, V3Y 2L2	133,000(5)	*
Randy Ehli, Executive Officer 1127 – 23rd Avenue Court Southwest Puyallup, Washington 98371	50,000	*
Brett Johnston, Executive Officer 248 Booth Bay Avenue Foster City, California 94404	39,200	*
All current directors and executive officers as a group (9 persons)	672,200(6)	2.95%

_________________________

Represents less than 1%.

(1)

Based on an aggregate of 25,127,020 shares outstanding as of April 8, 2002.  Where a named person holds options or warrants to purchase shares of common stock of the Company, the number of shares that may be issued under those options or warrants are added to the figure 25,127,020 to calculate the percentage held by that person.

(2)

Abdul Ladha, President of the Company, is a beneficiary of the Ladha (1999) Family Trust.  Hamilton Trust Company Limited is the trustee of the Ladha (1999) Family Trust, and disclaims beneficial ownership of the 5,793,275 shares held by the Ladha (1999) Family Trust.

(3)

Consists of options exercisable to acquire 500,000 shares of common stock within 60 days of April 8, 2002.

(4)

Consists of options exercisable to acquire 40,000 shares of common stock within 60 days of April 8, 2002.

(5)

Consists of options exercisable to acquire 133,000 shares of common stock within 60 days of April 8, 2002.

(6)

Includes (a) 50,000 shares of common stock owned of record by Randy Ehli directly; (b) 39,200 shares of common stock of record by Brett Johnston directly; and (c) options exercisable to acquire an aggregate 673,000 shares of common stock within 60 days of April 8, 2002.

To our knowledge, none of the Company’s directors, officers or affiliates, or any 5% or greater shareholder of the Company, or any associate or any such directors, officers or affiliates, is a party that is adverse to the Company in any material legal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Federal securities laws require the Company’s directors and executive officers and persons who own more than 10% of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of any securities of the Company.

Based solely on its review of the copies of such reports received by the Company, and on written representations by the Company’s officers and directors regarding their compliance with the applicable reporting requirements, the Company believes that, with respect to its fiscal year ended December 31, 2001, all of the Company’s directors and officers and all of the persons known to the Company to own more than ten percent (10%) of the Company’s common stock, either failed to file, on a timely basis, or have yet to file the required beneficial ownership reports with the Securities and Exchange Commission.

The initial ownership reports on Form 3 for Abdul Ladha, Barrett Sleeman, Dr. David Vogt, Ron Miller, Jeremy Dodd, Randy Ehli, Brett Johnston, Douglas McLeod, N.H. Vellani, Dexton Technologies Corporation, and The Ladha (1999) Family Trust were not filed on a timely basis with the SEC.  In addition, an initial ownership report on Form 3 for Charles Taylor has not been filed to date with the SEC.  Douglas McLeod engaged in eight transactions and has not filed any Form 4 or Form 5 with the SEC in respect of these transactions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below shows, for the last three fiscal years, compensation paid or accrued to the Company’s Chief Executive Officer and the four most highly paid executive officers serving at fiscal year end whose total compensation exceeded $100,000.  These officers are referred to as the “Named Executive Officers.”

Summary Compensation Table
	Annual Compensation				Long Term Compensation
					Awards		Payouts
Name and Principal Position	Fiscal Year Ended (1)	Salary (US$)	Bonus (US$)	Other Annual Compen-sation (US$)	Securities under Option/SAR Granted (#)	Restricted Shares or Restricted Share Units (US$)	LTIP Payouts (US$)	All Other Compen- sation(2)
ABDUL LADHA(3) President and CEO	2001 2000 1999	Nil Nil Nil	Nil Nil Nil	154,949 154,949 51,650	Nil Nil 500,000	Nil Nil Nil	Nil Nil Nil	Nil Nil Nil
DOUGLAS McLEOD(4) President	1999	Nil	Nil	Nil	Nil	Nil	Nil	Nil
JAMES BAILEY(5) President	1999	Nil	Nil	Nil	Nil	Nil	Nil	Nil
JEREMY DODD(6) Secretary-Treasurer and Chief Operating Officer	2001 2000 1999	96,843 100,000 55,000	Nil Nil 66,666	Nil Nil Nil	Nil Nil 200,000	Nil Nil Nil	Nil Nil Nil	11,622 Nil Nil
RANDY EHLI(7) Vice-President of Subsidiary	2001 2000	110,004 90,000	Nil Nil	Nil Nil	Nil 80,000	Nil Nil	Nil Nil	12,000 Nil
BRETT JOHNSTON(8) Vice-President, California Operations and Secretary of Subsidiary	2001 2000	124,992 62,500	Nil Nil	Nil Nil	Nil 100,000	Nil Nil	Nil Nil	Nil Nil

(1)

Year ended December 31.

(2)

Car allowance.

(3)

President and CEO from August 24, 1999 to present.

(4)

President from June 22, 1999 to August 24, 1999.

(5)

President from September 30, 1996 to June 22, 1999.

(6)

Secretary-Treasurer and Chief Operation Officer from August 24, 1999 to present.

(7)

Vice-President of subsidiary from March 12, 2001 to present and Vice-President, Northwest Auctions of subsidiary from May 16, 2000 to present.

(8)

Vice-President, California Operations of subsidiary from March 29, 2001 to present and Secretary of subsidiary from July 26, 2000 to March 29, 2001.

Stock Option Plan

On October 14, 1999, the Board of Directors and a majority of the Company’s shareholders approved the 1999 Stock Option Plan (the “Plan”). The Plan provides for the grant of incentive and non-qualified options to purchase up to 3,000,000 shares of common stock to officers, directors, employees, and other qualified persons that may be selected by the Plan Administrator (which currently is the Board of Directors).  The Plan is intended to help attract and retain key employees and any other persons that may be selected by the Plan Administrator and to give those persons an equity incentive to achieve the objectives of the Company.

Incentive stock options may be granted to any individual who, at the time of grant, is an employee of the Company or any subsidiary.  Non-qualified stock options may be granted to employees and other persons that may be selected by the Plan Administrator.  The Plan Administrator uses its discretion to fix the exercise price for options, subject to certain minimum exercise prices in the case of incentive stock options.  Options will not be exercisable until they vest according to a vesting schedule specified by the Plan Administrator at the time of grant of the option.

Options are non-transferable except by will or the laws of descent and distribution.  With certain exceptions, vested but unexercised options terminate on the earlier of:

(i)

the expiry of the option term specified by the Plan Administrator at the date of grant (generally 10 years; or, with respect to incentive stock options granted to greater-than 10% shareholders, a maximum of five years);

(ii)

the date an employee optionee’s employment or contractual relationship with the Company or any subsidiary is terminated for cause;

(iii)

the expiry of three months from the date an optionee’s employment or contractual relationship with the Company or any subsidiary is terminated for any reason, other than cause, death or disability; or

(iv)

the expiry of one year from the date of death of an optionee or cessation of an optionee’s employment or contractual relationship by death or disability.

Unless accelerated in accordance with the Plan, unvested options terminate immediately on termination of employment of the optionee by the Company for any reason whatsoever, including death or disability.

Option Grants in the Last Fiscal Year

During the fiscal year ended December 31, 2001, no stock options were granted to the Named Executive Officers.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

During the last fiscal year, none of the Named Executive Officers exercised options to purchase shares of the Company’s common stock.

Report of the Board of Directors on Executive Compensation

During 2001, the Board of Directors was responsible for establishing compensation policy and administering the compensation programs of the Company’s executive officers.

The amount of compensation paid by the Company to each of its directors and officers and the terms of those persons’ employment is determined solely by the Board of Directors, except as otherwise noted below.  The Company believes that the compensation paid to its directors and officers is fair to the Company.

In the past, Abdul Ladha, our Chief Executive Officer, has negotiated all executive salaries on behalf of the Company, other than his own compensation.  The Board of Directors reviews the compensation and benefits of all our executive officers and establishes and reviews general policies relating to compensation and benefits of our employees.  Directors do not participate in approving or authorizing their own salaries as executive officers.

Our Board of Directors believes that the use of direct stock awards is at times appropriate for employees, and in the future intends to use direct stock awards to reward outstanding service or to attract and retain individuals with exceptional talent and credentials.  The use of stock options and other awards is intended to strengthen the alignment of interests of executive officers and other key employees with those of our stockholders.  See "Stock Option Plan."

Compensation of Chief Executive Officer

The Company paid management fees of $154,949 to Abdul Ladha, our Chief Executive Officer for Fiscal 2001.  Compensation for our Chief Executive Officer for Fiscal 2001 was determined by the Board after considering his efforts in assisting in the development of our business strategy, the salaries of executives in similar positions, the development of our auction houses, the implementation of our business plan and Internet strategy, and our general financial condition.  The Company will enter into an employment agreement with Abdul Ladha, its Chief Executive Officer, for the fiscal year ended December 31, 2002 whereby the Company will pay Mr. Ladha CDN$20,000 per month.  Mr. Ladha will also be entitled to receive options to purchase common stock of the Company under the Company’s 1999 Stock Option Plan.

The Company does not intend to pay its directors compensation for the fiscal year ended December 31, 2002, other than the issuance to each director of such number of shares of Common Stock having a market value at the time of issuance of $2,500 in consideration of past services.  These shares will be qualified for issuance under a registration statement to be filed by the Company with the United States Securities and Exchange Commission.

Deduction Limit for Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation's executive officers.  The limitation applies only to compensation, which is not considered to be performance-based compensation.  Compensation, which qualifies as performance-based compensation, will not have to be taken into account for purposes of this limitation.  The non-performance based compensation to be paid to the Company's executive officers for Fiscal 2001 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the Company's executive officers for Fiscal 2002 will exceed that limit.  Because it is very unlikely that the compensation payable to any of the Company's executive officers in the foreseeable future will approach the $1 million limit, the Board has not taken any action to limit or restructure the elements of cash compensation payable to the Company's executive officers.  The Board will reconsider this matter should the individual compensation of any executive officer ever approach the $1 million level.

Certain Relationships and Related Transactions

During the year ended December 31, 2001, the following related party transactions occurred:

1.

The Company paid $129,770 in rent, leasehold improvements, and repairs and maintenance to Derango Resources Inc., a company controlled by Abdul Ladha.

2.

The Company paid $149,781 for web site development and maintenance costs to a subsidiary of Dexton Technologies Corporation, a company controlled by Abdul Ladha until July 19, 2001.

During 2001, the Company paid salaries and other compensation to its Named Executive Officers as set forth under the heading “Executive Compensation.”

SHAREHOLDER PROPOSALS

Under Rule 14a-8(3) of the Securities and Exchange Commission, stockholder proposals intended for inclusion in next year’s proxy statement must be directed to the Corporate Secretary at Ableauctions.com, Inc., 1963 Lougheed Highway, Coquitlam, British Columbia, Canada, V3K 3T8, and must be received by January 31, 2003.  Any stockholder proposal for next year’s annual meeting submitted after January 31, 2003 will not be considered filed on a timely basis with the Company under SEC Rule 14a-4(c)(1).  For proposals that are not timely filed, the Company retains discretion to vote proxies it receives.  For proposals that are timely filed, the Company retains discretion to vote proxies it receives, provided that (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.

PROPOSAL 2:

 RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board of Directors requests that shareholders ratify its selection of Morgan & Company, Chartered Accountants, as the Company’s independent auditor for the current fiscal year.  If the shareholders do not ratify the selection of Morgan & Company, another firm of chartered accountants will be selected by the Audit Committee of the Board of Directors.  Representatives of Morgan & Company will be present at the meeting, and will be provided an opportunity to make a statement and to respond to appropriate questions.

The Board of Directors recommends a vote FOR the ratification of the selection of Morgan & Company as independent auditor.

PROPOSAL 3:

 SHARE COMBINATION

The Board of Directors has determined that it is in the best of interests of the Company to restructure its share capital to facilitate financing.  The rules of the American Stock Exchange require that the proposed share combination be approved by the Company’s shareholders.  The Board of Directors requests that shareholders consider and, if though fit, approve the following resolutions in connection with the proposed share combination:

WHEREAS, the Board of Directors has approved (i) the 3-for-1 combination of the authorized and issued share capital of the Company by reducing the number of authorized shares of Common Stock from Sixty-Two Million Five Hundred Thousand (62,500,000) shares of Common Stock, with a par value of $0.001 per share, to Twenty Million Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three (20,833,333) shares of Common Stock, with a par value of $0.001 per share and reducing the number of the issued and outstanding shares of Common Stock of the Company from Twenty-Five Million One Hundred Twenty-Seven Thousand Twenty (25,127,020) issued and outstanding shares of Common Stock of the Company, with a par value of $0.001 to Eight Million Three Hundred Seventy-Five Thousand Six Hundred Seventy-Three (8,375,673) issued and outstanding shares of Common Stock of the Company, with a par value of $0.001, after such stock combination (the “Share Combination”), and immediately after giving effect to the Share Combination (such time, the “Effective Time”), each share certificate issued and outstanding on or before the Effective Time shall be deemed to represent one-third  as many shares of Common Stock as are stated on the face of each such certificate; and (ii) following the Stock Combination, the increase of the authorized share capital of the Company by increasing the number of authorized shares of Common Stock from Twenty Million Eight Hundred Thirty-Three Thousand Three Hundred Thirty-Three (20,833,333) shares of Common Stock, with a par value of $0.001 per share to One Hundred Million (100,000,000) shares of Common Stock, with a par value of $0.001 per share (the “Capital Increase”);

WHEREAS, the Board of Directors of the Company has recommended to the shareholders that the Share Combination and the Capital Increase be approved and the Articles of Incorporation of the Company (“Articles of Incorporation”) be amended as set forth in substantially the form of the Articles of Amendment attached hereto as Exhibit A (“Amendment”) to give effect to the Share Combination and the Capital Increase; now, therefore, it is

RESOLVED, that the shareholders of the Company hereby authorize, approve and ratify the Share Combination, the Capital Increase and the Amendment; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name and on behalf of the Company, to execute and deliver the Amendment and to give effect to the Share Combination and Capital Increase; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name of and on behalf of the Company, to procure any authorizations or approvals or to do or cause to be done all such acts or things and to sign and deliver or cause to be signed and delivered, all such documents, including but not limited to, stock certificates, federal and state securities forms, filings, applications or other documents, with such amendments, additions and other modifications thereto, as such officer may deem appropriate, which shall be deemed conclusively evidenced by the execution and delivery thereof, and to carry out and fully perform the terms and provisions of such documents in order to carry into effect the foregoing resolutions and to fully effect the transactions contemplated in such resolutions.

Even if shareholders pass the foregoing resolutiona, the Company’s directors may decide not to implement the Share Combination and Capital Increase at their sole discretion.

PROPOSAL 4:

 CONVERSION OF DEFERRED CONSIDERATION NOTES

On August 13, 2001, Levy Gee, the Company’s financial advisor in the United Kingdom, made a recommended offer on the Company’s behalf to acquire all of the issued and outstanding ordinary shares of iCollector PLC (the “Offer”) for 4,150,000 common shares of Ableauctions.com, deferred consideration notes in the aggregate principal amount of $3,000,000 (“Deferred Consideration Notes”), and additional earn-out deferred consideration notes in the aggregate principal amount of $5,000,000 (“Earn Out Consideration Notes”).  The Offer was declared unconditional in all respects on September 27, 2001.  On October 1, 2001, the Company filed a report on Form 8-K in connection with this transaction.

The Ableauctions Deferred Consideration Notes the Company issued to the shareholders of iCollector had an aggregate principal amount of $3,000,000 payable, without interest, on or before September 27, 2002.  These Deferred Consideration Notes are convertible into shares of Common Stock at the Company’s sole option at $1.43 per share, subject to approval by the Company’s shareholders and the approval of a listing application by AMEX related to such shares, if required.

The Company intends to exercise its option to issue shares of Common Stock at $1.43 per share in lieu of making a cash payment to the holders of the Deferred Consideration Notes.  We are seeking shareholder approval for the purposes of obtaining approval of our additional listing application from AMEX prior to exercising our option to convert the Deferred Consideration Notes into common shares.  If shareholder approval is not obtained, we will be required to pay the aggregate principal amount of the Deferred Consideration Notes in cash of $3,000,000 on September 27, 2002.  Shareholder approval of the conversion into equity of the Deferred Consideration Notes is required by the American Stock Exchange.

The Board of Directors requests that shareholders consider and, if though fit, approve the following resolution in connection with the proposed conversion of the Deferred Consideration Notes into shares of Common Stock of the Company at $1.43 per share:

WHEREAS, the Company has issued the Deferred Consideration Notes to the shareholders of iCollector PLC in the aggregate principal amount of $3,000,000, which Deferred Consideration Notes are convertible in shares of Common Stock of the Company at the sole option of the Company at $1.43 per share, subject to regulatory approval, approval by the Company’s shareholders and the approval of a listing application by the American Stock Exchange related to such shares, if required;

AND WHEREAS, the Company wishes to exercise its option to convert the Deferred Consideration Notes into Common Stock at $1.43 per share;

RESOLVED, that the shareholders of the Company hereby authorize, approve and ratify the conversion of the Deferred Consideration Notes into Common Stock at $1.43 share.

PROPOSAL 5:

 CHANGE OF NAME

The Board of Directors has determined that it is in the best of interests of the Company to change its name to “Ableauctions, Inc.”.  The rules of the American Stock Exchange require that the proposed name change be approved by the Company’s shareholders.  The Board of Directors requests that shareholders consider and, if though fit, approve the following resolutions in connection with the proposed name change:

WHEREAS, the Board of Directors has approved the proposed change of name of the Company to “Ableauctions, Inc.” (the “Name Change”);

WHEREAS, the Board of Directors of the Company has recommended to the shareholders that the Name Change be approved and the Articles of Incorporation of the Company be amended as set forth in substantially the form of the Articles of Amendment attached hereto as Exhibit A (“Amendment”) to give effect to the Name Change; now, therefore, it is

RESOLVED, that the shareholders of the Company hereby authorize, approve and ratify the Name Change and the Amendment; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name and on behalf of the Company, to execute and deliver the Amendment and to give effect to the Name Change; and it is further

RESOLVED, that the officers of the Company be, and each of them hereby is, authorized and empowered (any one of them acting alone), in the name of and on behalf of the Company, to procure any authorizations or approvals or to do or cause to be done all such acts or things and to sign and deliver or cause to be signed and delivered, all such documents, including but not limited to, stock certificates, federal and state securities forms, filings, applications or other documents, with such amendments, additions and other modifications thereto, as such officer may deem appropriate, which shall be deemed conclusively evidenced by the execution and delivery thereof, and to carry out and fully perform the terms and provisions of such documents in order to carry into effect the foregoing resolutions and to fully effect the transactions contemplated in such resolutions.

SOLICITATION OF PROXIES

The proxy card accompanying this proxy statement is solicited by the Board of Directors.  Proxies may be solicited by officers, directors, and other employees of the Company, none of whom will receive any additional compensation for their services.  Solicitations of proxies may be made personally or by mail, telephone, telegraph, facsimile, or messenger.  The Company will pay to persons holding shares of common stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding soliciting materials to their principals.  All costs of soliciting proxies will be paid by the Company.

OTHER MATTERS

The Company is not aware of any other business to be acted on at the meeting.  If other business requiring a vote of the stockholders comes before the meeting, the holders of the proxies will vote in accordance with their best judgment.

May 1, 2002

A copy of the Company’s Annual Report on Form 10-KSB for fiscal 2001, containing information on operations filed with the Securities and Exchange Commission, is available on written request.  Please write to:  Ron Miller, CFO, Ableauctions.com, Inc., 1963 Lougheed Highway, Coquitlam, British Columbia, Canada, V3K 3T8.

<Pg#>

<EDGAR Document Name>

<Delivery Date>

<EDGAR Document Number>

EXHIBIT A

ARTICLES OF AMENDMENT

OF

ABLEAUCTIONS.COM, INC.

Pursuant to Sections 607.1003, 607.1006 and 607.10025 of the Florida Business Corporation Act, ABLEAUCTIONS.COM, INC., a Florida corporation (the "Corporation"), DOES HEREBY CERTIFY AND ADOPT THESE ARTICLES OF AMENDMENT:

FIRST:  The name of the Corporation is ABLEAUCTIONS.COM, INC.

SECOND:  The Board of Directors of the Corporation, acting by consent in lieu of a special meeting, duly authorized and adopted these amendments to the Articles of Incorporation of the Corporation on April ___, 2002, and the shareholders of the Corporation, acting at a special meeting of the shareholders, duly authorized and adopted the amendments on June 27, 2002, pursuant to Sections 607.1003, 607.1006 and 607.10025 of the Florida Business Corporation Act.

THIRD:  These amendments to the Articles of Incorporation of the Corporation do not adversely affect the rights or preferences of the holders of any outstanding class of the Corporation’s shares and the percentage of authorized shares remaining after these amendments to the Articles of Incorporation of the Corporation will not exceed the percentage of authorized shares remaining unissued before this amendment to the Articles of Incorporation of the Corporation.

FOURTH:  The number of shares of common stock subject to the share combination effected in this amendment is 25,127,020 shares and the number of shares of common stock which will result from the share combination is 8,375,673.

FIFTH:  The Articles of Incorporation of this Corporation are amended by changing ARTICLE I so that, as amended, ARTICLE I shall read as follows:

ARTICLE I

The name of the Corporation shall be ABLEAUCTIONS, INC.

SIXTH:  The Articles of Incorporation of this Corporation are amended by changing ARTICLE IV so that, as amended, ARTICLE IV shall read as follows:

ARTICLE IV

The capital stock of the Corporation shall consist of One Hundred Million (100,000,000) shares of common stock, with a par value of $0.001 per share.  The 25,127,020 shares of issued and outstanding common stock of the Corporation, with a par value of $0.001, either issued and outstanding or held by the Corporation as treasury stock, shall be automatically reclassified and changed (without any further act) into 8,375,673 fully-paid and non-assessable shares of common stock of the Corporation, with a par value of $0.001.

SEVENTH:  This amendment shall be effective at 5:00 p.m. (Eastern Standard Time) on June ___, 2002.

DATED this ___ day of June, 2002.

By:

Abdul Ladha

Title:

President

ABLEAUCTIONS.COM, INC.

2042 - 112th Street, Tacoma, Washington  98444-1537

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of Ableauctions.com, Inc. (the “Company”) hereby appoints ABDUL LADHA and RON MILLER, and each of them, as the attorneys and proxies of the undersigned, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all shares of common stock of the Company at the Annual Meeting of Stockholders of the Company to be held on Thursday, June 27, 2002 at 1:00 p.m. at The Semiahmoo Inn, 9565 Semiahmoo Parkway, Blaine, Washington, 98230, and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated below.

PROPOSAL 1 – Election of Directors:

o FOR all four nominees listed below.

o WITHHOLD AUTHORITY to vote for all four nominees for director listed below.

o FOR all four nominees for director listed below, except WITHHOLD AUTHORITY to vote for the nominee(s) whose name(s) is (are) lined through.

Nominees: Abdul Ladha, Barrett Sleeman, Dr. David Vogt, Michael Boyling

PROPOSAL 2 – The ratification of the selection of Morgan & Company as independent auditor of the Company for the fiscal year ending December 31, 2002.

o FOR

o AGAINST

o  ABSTAIN

PROPOSAL 3 – The 3-for-1 combination of the authorized and issued share capital of the Company and, following the stock combination, the increase of the authorized share capital of the Company to One Hundred Million (100,000,000) shares of common stock.

o FOR

o AGAINST

o  ABSTAIN

PROPOSAL 4 - The conversion of the Ableauctions Deferred Consideration Notes into shares of common stock of the Company at $1.43 per share.

o FOR

o AGAINST

o  ABSTAIN

PROPOSAL 5 – To approve a change of name of the Company to “Ableauctions, Inc.”

o FOR

o AGAINST

o  ABSTAIN

PROPOSAL 6 – To transact such other business as may properly come before the meeting and any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholders(s).  If no direction is made, this proxy will be voted “FOR” the nominees of the Board of Directors in the election of directors, “FOR” the proposal to ratify the selection of Morgan & Company as independent auditor, “FOR” the 3-for-1 combination of the authorized and issued share capital of the Company and, following the stock combination, the increase of the authorized share capital of the Company to One Hundred Million (100,000,000) shares of common stock and “FOR” the conversion of the Ableauctions Deferred Consideration Notes into shares of common stock of the Company at $1.43 per share.  This proxy also delegates discretionary authority to vote with respect to any other business which may properly come before the meeting or any adjournment or postponement thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT FURNISHED IN CONNECTION THEREWITH AND HEREBY RATIFIES ALL THAT THE SAID ATTORNEYS AND PROXIES MAY DO BY VIRTUE HEREOF.

Dated:

, 2002

(Stockholder’s Signature)

(Stockholder’s Signature)

Note:  Please mark, date and sign this proxy card and return it in the enclosed envelope.  Please sign as your name appears hereon.  If shares are registered in more than one name, all owners should sign.  If signing in a fiduciary or representative capacity, please give full title and attach evidence of authority.  Corporations please sign with full corporate name by a duly authorized officer and affix corporate seal.

<Pg#>

<EDGAR Document Name>

<Delivery Date>

<EDGAR Document Number>